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                                                                  EXHIBIT 3(i).1



               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       TRANSITIONAL CARE OF AMERICA, INC.

         TRANSITIONAL CARE OF AMERICA, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         I. The name of the Corporation is Transitional Care of America, Inc. The name under which the corporation was originally organized was Transitional Care of America, Inc., and the date of filing its original Certificate of Incorporation with the Secretary of State was July 19, 1994.

         II. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation to read in its entirety, as follows:

                 1. The name of the Corporation is Transitional Care of America, Inc.

                 2. The address of the principal office of the Corporation's registered office in this state, and the name of its registered agent at such address is:

                                  The Corporation Trust Company
                                  1209 Orange Street
                                  New Castle County
                                  Wilmington, Delaware 19802

                 3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                 4. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 2,456,988 shares, consisting of 1,420,994 shares of Common Stock, $0.001 par value per share (the "Common Stock") and 1,035,994 shares of Preferred Stock, $0.001 par value per share (the "PREFERRED STOCK").

                                  A description of the respective classes of
                          stock and a statement of the designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

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                          A.      PREFERRED STOCK

                          1. DESIGNATION. Of the shares of Preferred Stock which the Corporation is authorized to issue hereby, 630,000 shares are hereby designated as the Series A Convertible Preferred Stock (the "SERIES A CONVERTIBLE PREFERRED STOCK") and 405,994 shares are hereby designated as the Series B Convertible Preferred Stock (the "SERIES B CONVERTIBLE PREFERRED STOCK," and collectively with the Series A Preferred Stock, the "CONVERTIBLE PREFERRED STOCK"). The preferences, limitations, voting rights, and relative rights of the Convertible Preferred Stock shall be as set forth below, and no distinction between the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall be made except as specifically provided for below.

                          2.      VOTING.

                                  2A.      GENERAL.  Except as may be otherwise
                          provided in these terms of the Convertible Preferred Stock or by law, the Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Convertible Preferred Stock is then convertible.

                                  2B.      BOARD SEATS.  The holders of the
                          Convertible Preferred Stock, voting as a separate class, shall be entitled to elect four (4) directors of the Corporation. At any meeting (or pursuant to a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Convertible Preferred Stock then outstanding shall constitute a quorum of the Convertible Preferred Stock for the election of directors to be elected solely by the holders of the Convertible Preferred Stock. A vacancy in any directorship elected by the holders of the Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Convertible Preferred Stock.

                          3. DIVIDENDS. The holders of the Series A Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, quarterly dividends at the rate per annum of $0.80 per share. The holders of the Series B Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, quarterly dividends at the rate per annum of $1.655 per share. No dividends on the Common Stock shall be paid unless all accrued dividends on the Convertible Preferred Stock shall have been paid (the "ACCRUING DIVIDENDS"). Such Accruing Dividends shall be





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                          deemed to have been declared by the Board of
                          Directors and shall be payable upon any liquidation, dissolution or winding up of the Corporation within the meaning of paragraph 4. Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative.

                          4.      LIQUIDATION.  Upon any liquidation,
                          dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Convertible Preferred Stock shall first be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Convertible Preferred Stock, including, without limitation, the Common Stock, the amounts set forth in this paragraph 4.

                                  4A.      The holders of the Series A
                          Convertible Preferred Stock shall be paid an amount per share equal to $10.00 per share and the holders of the Series B Preferred Stock shall be paid an amount per share equal to $20.69, plus, for each share of Series A Preferred Stock and for each share of Series B Preferred Stock, an amount equal to all Accruing Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, such amount payable with respect to one share of Convertible Preferred Stock being sometimes referred to as the "LIQUIDATION PREFERENCE PAYMENT" and with respect to all shares of Convertible Preferred Stock being sometimes referred to as the "LIQUIDATION PREFERENCE PAYMENTS."

                                  4B.      If, upon any liquidation,
                          dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the Stockholders of the Corporation shall be more than the Liquidation Preference Payments, immediately after the holders of Convertible Preferred Stock shall have been paid in full the amounts set forth above, the remaining net assets of the Corporation available for distribution shall be distributed ratably among the holders of Common Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than twenty (20) days prior to the payment date stated therein, to the holders of record of Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

                                  4C.      The following events shall be deemed
                          to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4: (i) the reorganization, consolidation or merger of the Corporation into or with any other entity or entities which results in
                          (a) the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof or, (b) the issuance by the Corporation of shares of capital





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                          stock, where such issuance results in either (x) all
                          the holders of voting stock of the Corporation, prior to the consolidation or merger, holding less than a majority of the voting stock of the Corporation after the consolidation or merger, or (y) all the holders of voting stock of the Corporation, prior to the merger, no longer being assured of their ability collectively, to elect a majority of the Board of Directors of the Corporation; and (ii) the sale, transfer or disposition by the Corporation of all or substantially all of its assets. For purposes hereof, the Common Stock shall rank on liquidation junior to the Convertible Preferred Stock.

                          4D.     In the case of any of the events described in
                          paragraph 4.A.4C. above, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                                        (i)     Securities not subject to
                                  investment letter or other similar
                                  restrictions on free marketability covered by
                                  (ii) below: (a) If traded on a securities exchange or through NASDAQ-NMS, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty- day period ending three (3) days prior to the closing; (b) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and (c) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

                                        (ii)    The method of valuation of
                                  securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i) (a), (b) or
                                  (c) to reflect the approximate fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

                          5. RESTRICTIONS. At any time when shares of Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Amended and Restated Certificate of Incorporation, and in addition to any other vote required by law or the Amended and Restated Certificate of Incorporation, without the approval of the holders of at least a majority of the then total outstanding shares of the Convertible Preferred Stock given in





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                          writing or by vote at a meeting, consenting or voting
                          (as the case may be), the Corporation will not:

                                  5A.      (i) Alter, change or repeal the
                          preferences of the Convertible Preferred Stock, (ii) create or authorize the creation of any additional class or series of shares or increase the authorized number of shares of stock unless the same ranks junior to the Convertible Preferred Stock as to voting, dividends, the distribution of assets on the liquidation, dissolution or winding up of the Corporation, (iii) increase or decrease the authorized amount of the Convertible Preferred Stock,
                          (iv) increase, authorize, issue or obligate itself to issue any security, including any other security convertible into or exercisable for any equity security having a preference or which is in parity to the Convertible Preferred Stock as to voting, dividends, the distribution of assets on the liquidating, dissolution or winding up of the Corporation, or (v) create or authorize any obligation or security Convertible into shares of Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Convertible Preferred Stock as to voting, dividends, the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Amended and Restated Certificate of Incorporation, or by merger, consolidation or otherwise;

                                  5B.      Consent to any liquidation,
                          dissolution or winding up of the Corporation or consolidate or merge into or with any other entity or entities or sell, transfer, or dispose of all or substantially all its assets or enter into any other transaction or series of transaction the effect of which shall be the transfer of more than a majority of the outstanding voting securities of the Corporation;

                                  5C.      Amend, alter or repeal its Amended
                          and Restated Certificate of Incorporation;

                                  5D.      Redeem, purchase or otherwise
                          acquire (or pay into or set aside for a fund for such purpose) any shares of Convertible Preferred Stock except pursuant to a purchase offer made pro rata to all holders of the shares of Convertible Preferred Stock on the basis of the aggregate number of outstanding shares of Convertible Preferred Stock then held by each such holder.

                                  5E.      Redeem or otherwise acquire any
                          shares of the Common Stock (except for repurchases from directors, employees, and consultants not exceeding $25,000 in the aggregate in any twelve (12) month period); declare or pay dividends on or make any distributions on account of the Common Stock; or permit any subsidiary of the corporation to sell its stock to any third person.





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                          6.      CONVERSIONS.  The holders of shares of
                          Convertible Preferred Stock shall have the following conversion rights:

                                  6A.      RIGHT TO CONVERT.  Subject to the
                          terms and conditions of this paragraph 6, the holder of any share or shares of Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day preceding the day fixed for payment of the amount distributable on the Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by, in the case of the Series A Convertible Preferred Stock, (i) multiplying the number of shares of Series A Convertible Preferred Stock so to be converted by $10.00 (the "INITIAL SERIES A PRICE") and (ii) dividing the result by the conversion price of $10.00 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price for Series A Convertible Preferred Stock as last adjusted and in effect at the date any share or shares of Series A Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "SERIES A CONVERSION PRICE"); and in the case of the Series B Convertible Preferred Stock, by (i) multiplying the number of shares of Series B Convertible Preferred Stock so to be converted by $20.69 (the "INITIAL SERIES B PRICE") and (ii) dividing the result by the conversion price of $20.69 per share, or in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price for Series B Convertible Preferred Stock as last adjusted and in effect at the date any share or shares of Series B Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "SERIES B CONVERSION PRICE" and together with the Series A Conversion Price, the "CONVERSION PRICE"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Convertible Preferred Stock (specifying the number of Series A Convertible Preferred Stock and the number of Series B Convertible Preferred Stock to be converted) into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

                                  6B.      ISSUANCE OF CERTIFICATES; TIME
                          CONVERSION EFFECTED. Promptly after the receipt of the written notice referred to in subparagraph 6A





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                          and surrender of the certificate or certificates for
                          the share or shares of Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Series A Conversion Price or Series B Conversion Price, as applicable, shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                                  6C.      FRACTIONAL SHARES; DIVIDENDS;
                          PARTIAL CONVERSION. No fractional shares shall be issued upon conversion of Convertible Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. In case the number of shares of Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

                                  6D.      ADJUSTMENT OF PRICE UPON ISSUANCE OF
                          COMMON STOCK. Except as provided in subparagraph 6E, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 6D(1) through 6D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series A Conversion Price or Series B Conversion Price, as applicable, in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the applicable Conversion Price shall be reduced to the price determined by dividing
                          (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then





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                          existing applicable Conversion Price, and (b) the
                          consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale (in all cases assuming the conversion of all Convertible Securities -- as defined herein -- into Common Stock and the exercise of all outstanding Options).

                          For purposes of this subparagraph 6D, the following subparagraphs 6D(1) to 6D(7) shall also be applicable:

                                        6D(1)   ISSUANCE OF RIGHTS OR OPTIONS.
                          In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "OPTIONS" and such convertible or exchangeable stock or securities being called "CONVERTIBLE SECURITIES") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing
                          (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon such Options or upon the issue or sale of such Convertible Securities and upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the applicable Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 6D(3), no further adjustment of the applicable Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.





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                                        6D(2) ISSUANCE OF CONVERTIBLE
                          SECURITIES. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the applicable Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 6D(3), no further adjustment of the applicable Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the applicable Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 6D, no further adjustment of the applicable Conversion Price shall be made by reason of such issue or sale.

                                        6D(3)   CHANGE IN OPTION PRICE OR
                          CONVERSION RATE. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 6D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 6D(1) or 6D(2), or the rate at which Convertible Securities referred to in subparagraph 6D(1) or 6D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the applicable Conversion Price in effect at the time of such event shall forthwith be readjusted to the applicable Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding providing such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the applicable Conversion Price then in effect hereunder is thereby reduced; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the applicable Conversion Price then in effect hereunder shall forthwith be increased to the





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                          applicable Conversion Price which would have been in
                          effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                                        6D(4)   STOCK DIVIDENDS.  In case the
                          Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                                        6D(5)   CONSIDERATION FOR STOCK.  In
                          case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

                                        6D(6)   RECORD DATE.  In case the
                          Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or
                          (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date, to the extent permitted by law, shall be the date the shares of Common Stock are deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                                        6D(7)   TREASURY SHARES.  The number of
                          shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares





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                          shall be considered an issue or sale of Common Stock
                          for the purpose of this subparagraph 6D.

                                  6E.      CERTAIN ISSUES OF STOCK EXCEPTED.
                          Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of Conversion Price in the case of the issuance of up to an aggregate of 142,800 shares (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F) of Common Stock pursuant to a plan approved by a majority of the Board of Directors to directors, consultants, officers or employees of the Corporation in connection with their service to or their employment by the Corporation.

                                  6F.      SUBDIVISION OR COMBINATION OF COMMON
                          STOCK. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series A Conversion Price and the Series B Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Series A Conversion Price and the Series B Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                                  6G.      REORGANIZATION OR RECLASSIFICATION.
                          If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Convertible Preferred Stock shall thereupon have the right to receive upon conversion, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Series A Conversion Price or the Series B Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.





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                                  6H.      NOTICE OF ADJUSTMENT.  Upon any
                          adjustment of the Series A Conversion Price or the Series B Conversion Price then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, or by telecopy or telex to non-U.S. residents, addressed to each holder of shares of Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the applicable Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

                                  6I.      OTHER NOTICES.  In case at any time:

                                        (1)     the Corporation shall declare
                          any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                                        (2)     the Corporation shall offer for
                          subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                                        (3)     there shall be any capital
                          reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

                                        (4)     there shall be a voluntary or
                          involuntary dissolution, liquidation or winding up of the Corporation;

                          then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by telecopy to non-U.S. residents, addressed to each holder of any shares of Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such





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                          reorganization, reclassification, consolidation,
                          merger, sale, dissolution, liquidation or winding up, as the case may be.

                                  6J.      STOCK TO BE RESERVED.  The
                          Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Certificate of Incorporation, as amended.

                                  6K.      NO REISSUANCE OF CONVERTIBLE
                          PREFERRED STOCK. Shares of Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

                                  6L.      ISSUE TAX.  The issuance of
                          certificates for shares of Common Stock upon conversion of Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Convertible Preferred Stock which is being converted.

                                  6M.      CLOSING OF BOOKS.  The Corporation
                          will at no time close its transfer books against the transfer of any Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Convertible Preferred Stock in any manner which interferes with the timely conversion of such Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

                                  6N.      DEFINITION OF COMMON STOCK.  As used
                          in this paragraph 6, the term "COMMON STOCK" shall mean and include the Corporation's authorized Common Stock, par value $0.001 per share, as constituted on the date of filing of this Amended and Restated Certificate of Incorporation, and shall also include any capital stock of any class of the Corporation thereafter





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 of Incorporation Adopted December 20, 1995
                          authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Convertible Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this Amended and Restated Certificate of Incorporation, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock securities or assets provided for in subparagraph 6G.

                                  6O.      MANDATORY CONVERSION.  If at any
                          time (i) the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which the aggregate price paid for such shares by the public is equal to or greater than $10,000,000 at a per share price of at least $82.76,
                          (ii) the holders of seventy percent (70%) of the outstanding Convertible Preferred Stock deliver notice in writing requesting conversion of said shares into Common Stock, or (iii) in the event the holders of the majority of the Convertible Preferred Stock vote affirmatively for any transaction defined in Article 4.A.5B and if the total consideration to be received by all the holders of Convertible Preferred Stock (calculated on a fully diluted as converted basis including any previously paid dividends on such shares) exceeds the Liquidation Preference Payments then, effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering set forth in (i) above, the delivery of such notice set forth in (ii) above, or simultaneously with the consummation of such transaction set forth in (iii) above, as applicable, all outstanding shares of Convertible Preferred Stock shall automatically convert to shares of Common Stock , and, in the event of a transaction defined in Article 4.A.5B, all previously paid dividends to such holders shall be deemed part of the consideration such holders receive in such transaction.

                          7. AMENDMENTS. No provision of these terms of the Convertible Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Convertible Preferred Stock, voting separately as a class.

                          B.      COMMON STOCK

                          1. RELATIVE RIGHTS OF PREFERRED STOCK AND COMMON STOCK. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.





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                          2.      VOTING RIGHTS.  Except as otherwise required
                          by law or this Amended and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the Corporation on all matters submitted to a vote for stockholders of the Corporation. With respect to the election of directors, the holders of the Common Stock, voting separately as a class, shall be entitled to elect three (3) directors of the Corporation. At any meeting (or pursuant to a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or written consent) of the holders of a majority of the Shares of Common Stock then outstanding shall constitute a quorum of the Common Stock for the election of directors to be elected solely by the holders of the Common Stock. A vacancy in any directorship elected by the holders of the Common Stock shall be filled only by vote or written consent of the holders of the Common Stock.

                          3. DIVIDENDS. Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

                          4. DISSOLUTION, LIQUIDATION OR WINDING UP. Subject to the preferences and privileges of the Convertible Preferred Stock, in the event of any dissolution, liquidation or winding up the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Certificate of Incorporation, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

                 5. The Corporation shall indemnify the directors and officers of the Corporation and may indemnify the directors and officers of any subsidiary of the Corporation to the fullest extent permitted by The General Corporation Law of Delaware, as such may be awarded from time to time. All rights provided to any person by this Article 5 shall be contract rights. Any repeal or modification of the foregoing provisions of this Article 5 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                 6. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereinafter prescribed by law, and all rights and powers conferred herein on stockholders, directors of officers are subject to this reserved power.





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 of Incorporation Adopted December 20, 1995

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                 7.       The Bylaws of the Corporation may be altered, amended
                          or repealed or new bylaws may be adopted by the Board of Directors, except as specifically otherwise provided therein.

         III. This Restated Certificate of Incorporation was duly adopted by joint unanimous written consent of the directors and stockholders in accordance with the applicable provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by David W. Cross, its President, this 22 day of December, 1995.


                                   By: David W. Cross
                                      -------------------------------------
                                             David W. Cross, President





Transitional Care of America, Inc. - Amended and Restated Certificate    Page 16
 of Incorporation Adopted December 22, 1995